THE ISSUANCE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE. THIS NOTE IS NOT ASSIGNABLE OR TRANSFERRABLE AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF WITHOUT THE PRIOR WRITTEN CONSENT OF MAKER, AND WITHOUT THE PRESENTATION TO MAKER OF AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO MAKER OF EVIDENCE THAT SUCH DISPOSITION IS EXEMPT FROM REGISTRATION UNDER SUCH ACT AND LAWS.

                         SENIOR SECURED PROMISSORY NOTE

$5,000,000                                             August ___, 2000


     FOR VALUE RECEIVED, Global Technovations, Inc., a Delaware corporation (the "Borrower"), hereby covenants and promises to pay to the order of Wilmington Trust Company and George Jeff Mennen, Co-Trustees u/a dated November 25, 1970 with George S. Mennen FBO John Henry Mennen, or its assigns (the "Holder"), FIVE MILLION and 00/100 DOLLARS ($5,000,000) together with interest thereon as described below.

     All principal, accrued interest and other costs, if any, hereunder shall due and payable to the Holder of this Senior Secured Promissory Note (the "Note") on August ____, 2008 (the "Due Date"), with payments of interest to be made as provided in the next sentence. The Borrower shall pay interest in arrears (computed on the basis of a 360-day year) equal to 15% per annum, of which 12-1/2% per annum shall be paid in equal installments on the last day of each month beginning September 30, 2000, and 2-1/2 % per annum shall accrue on the outstanding principal balance only and be paid on the Due Date.

     If any amount payable to the Holder under this Note is not received by the Holder on or before the date when such payment is due, then such amount shall bear interest from and after the due date of such payment until paid at an annual rate of interest equal to 18 %.

     This Note shall be secured by first lien on all of the assets of the Borrower except the capital, stock and assets of [ * ]*, [ * ]* and any subsidiaries, current or future, of [ * ]* or [ * ]*.

     Excepted as otherwise provided in this Note, the entire unpaid principal amount of this Note, together with all accrued but unpaid interest thereon and other unpaid charges hereunder, shall become immediately all due and payable without further notice at the option of the Holder upon any of the following:
(i) the Borrower fails to make any payment hereunder when such payment becomes first due and such failure continues for a period of 10 days after written notice from the Holder to the Borrower; (ii) the occurrence of an "Event of Default" under any loan or credit agreement including any promissory notes entered into by the Borrower and such default continues unremedied for a period of 30 days (or such shorter period as provided in any loan or credit agreement or promissory notes) after written notice to the Borrower by any party to such agreement; (iii) William C. Willis, Jr. ceases to be the chief executive officer of the Borrower and Borrower has not hired a replacement acceptable to the Holder within 90 days following the date Mr. Willis is no longer employed; or
(iv) an Event of Default under the Security Agreement of even date between the Borrower and the Holder.

     This Note is issued pursuant to a Security Agreement between the Borrower and the Holder dated of even date. This Note may be prepaid in whole or in part, at any time without penalty. Any prepayment must include all interest to the date of prepayment. Any payment (whether voluntary or involuntary) shall be applied first to any accrued and unpaid interest due hereunder up to the date of such prepayment, and then to the principal sum outstanding hereunder, and the acceptance of any such prepayment when there is a default under this Note shall not constitute a waiver, release or accord and satisfaction thereof or any rights held by the Holder.

     All rights, remedies, and undertakings, obligations, options, covenants, conditions and agreements contained in this Note are cumulative and no one of them will be exclusive of any other.

     The Borrower for itself and its legal representatives, successors and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, and diligence in collection, and consents that the Holder may extend the time for payment or otherwise modify the terms of the payment or any part or the whole of the debt evidenced hereby. To the fullest extent permitted by law, the Borrower waives the statute of limitations in any action brought by the Holder in connection with this Note and the right to a trial by jury.

     In the event the Holder brings an action in a court of competent jurisdiction against the Borrower to enforce collection of any principal or interest due under this Note, the Holder shall also be entitled to collect its cost of collection, including reasonable attorney's fees and expenses.

     This Note shall be interpreted in accordance with Delaware law, including all matters of construction, validity, performance and enforcement, without giving effect to any principles of conflict of laws. The holding of any provision of this Note to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provisions and the other provisions of this Note shall remain in full force and effect.

     This Note may not be changed, modified, amended or terminated orally.

                                   GLOBAL TECHNOVATIONS, INC.

                                  By:  ---------------------------------
                                       William C. Willis, Jr., President



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* Filed under application for confidential treatment.